UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/11/2012

FIRST CENTURY BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-11671

WV	55-0628089
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 1559, Bluefield, WV 24701-1559
(Address of principal executive offices, including zip code)

304-325-8181
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 11, 2012, the Compensation Committee (the "Committee") of First Century Bankshares, Inc. (the "Company") met to determine whether to award bonuses under the Executive Bonus Plan and to set the minimum level of net income that must be achieved by the Company in order to establish the bonus pool in 2012.

Under the terms of the Executive Bonus Plan, at the beginning of each fiscal year, the Board of Directors sets a minimum level of net income that must be achieved by the Company in order to establish a bonus pool. If the Company's net income reaches the minimum set by the Board of Directors, then the Board will award bonuses based on a formula which considers the return of average assets and overall growth of the Company.

The company did not reach the level of net income in 2011 for payment of bonuses and no bonuses were awarded for the year ended 2011.

For 2012, the required minimum net income established by the Board of Directors was $2,282,500. The Company's actual net income will be determined at the end of 2012, and if the Company's actual net income meets or exceeds $2,282,500, then the Board will establish the bonus pool and pay bonuses in mid-January, 2013 for the year ended 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CENTURY BANKSHARES, INC.

Date: January 13, 2012	By:	/s/ J. Ronald Hypes
J. Ronald Hypes
Treasurer (Principal Accounting and Financial Officer)